EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-60557) of Betz Laboratories, Inc. of our report dated September 9, 1996 relating to the combined financial statements of W.R. Grace & Co.-Conn. Dearborn Business, which appears in Amendment No. 1 to the current report on Form 8-K/A of Betz Dearborn Inc. dated June 28, 1996.


/s/ PRICE WATERHOUSE LLP
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Price Waterhouse LLP
Fort Lauderdale, FL
September 13, 1996